Exhibit 10.40

FIRST AMENDMENT
to
SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
CENTENNIAL FOUNDERS, LLC

This First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (this “Amendment”) is made and effective as of November 30, 2016, by and among Tejon Ranchcorp, a California corporation (“Tejon”), Standard Pacific Investment Corp., a Delaware limited liability company (“SPIC”), CalAtlantic Group, Inc., a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation (“Standard Pacific”) (on behalf of itself and SPIC (unless otherwise noted), collectively, “CalAtlantic”), and Pardee Homes, a California corporation (“Pardee”; together with Tejon and CalAtlantic, the “Remaining Members” and each a “Remaining Member”), and acknowledged by Lewis Tejon Member, LLC, a Delaware limited liability company (the “Withdrawing Member”) and Lewis Investment Company, LLC, a California limited liability company (“Lewis”).

RECITALS

A.
SPIC, Standard Pacific, Pardee, Tejon and Lewis entered into that certain Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (formerly known as RM Development Associates, LLC) (the “Company”), dated as of July 31, 2009 (the “Second Amended and Restated LLC Effective Date”) (such agreement, the “Second Amended and Restated LLC Agreement” and as amended by this Amendment, the “LLC Agreement”).

B.
Effective December 31, 2014, Lewis formed the Withdrawing Member and contributed and assigned all of its Interest as a member in the Company to the Withdrawing Member. The Withdrawing Member has succeeded to the entire Interest of Lewis in the Company (and Lewis is the sole member of the Withdrawing Member).

C.
As of the Second Amended and Restated LLC Effective Date, Lewis, Pardee, SPIC and Standard Pacific elected to become Non-Funding Members. Prior to the Amendment Effective Date (as hereinafter defined), the Withdrawing Member, Pardee and CalAtlantic (on behalf of itself and SPIC) remain Non-Funding Members.

D.
As a result of the Non-Funding Members’ failure to fund any additional capital requested under the Second Amended and Restated LLC Agreement, the Percentage Interests of the Members as of immediately prior to the Amendment Effective Date are as follows (the “Amendment Effective Date Percentage Interests”):

Tejon	77.11%
Pardee	7.63%
CalAtlantic/SPIC	7.63%
Withdrawing Member	7.63%

E.
Effective concurrently herewith, the Withdrawing Member has agreed to withdraw from the Company and to accept a liquidation of its interest therein (the “Withdrawal”) pursuant to that certain Redemption and Withdrawal Agreement dated as of the date hereof by and between the Company and the Withdrawing Member (the “Redemption Agreement”).

Exhibit 10.40

F.
Effective upon the Withdrawal, the Percentage Interests of the Remaining Members shall be adjusted (by reallocating the Withdrawing Member’s Amendment Effective Date Percentage Interest to the Remaining Members in proportion to such Remaining Members’ relative Amendment Effective Date Percentage Interests) and the Percentage Interests of the Remaining Members immediately following such adjustment shall be as follows:

Tejon	83.48%
Pardee	8.26%
CalAtlantic/SPIC	8.26%

Such reallocation of Percentage Interests shall be for all purposes used in the LLC Agreement, including, without limitation, the obligation to contribute Capital Contributions. Such Percentage Interests shall remain subject to further adjustment and dilution as provided in the LLC Agreement.

F. The Remaining Members now desire to amend the Second Amended and Restated LLC Agreement as set forth herein and the Withdrawing Member desires to acknowledge the same and its withdrawal from the Company as provided in the Redemption Agreement, all as set forth below.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Remaining Members and the Withdrawing Member, the Remaining Members and the Withdrawing Member agree and acknowledge as follows:

1.Recitals. The parties confirm the accuracy of the foregoing Recitals, which are incorporated herein by reference.

2.Withdrawal of the Withdrawing Member. Pursuant to the Redemption Agreement, the Withdrawing Member has concurrently herewith withdrawn as a member of the Company. All of the Withdrawing Member's Representatives and Alternates on the Executive Committee have concurrently herewith resigned. The Company has not dissolved or terminated as a result of this withdrawal of the Withdrawing Member as a member of the Company; on the contrary, the Company's business has continued without interruption and without any breach in continuity.

3.Definitions. Capitalized terms that are used but not otherwise defined in this Amendment are used as defined in the Second Amended and Restated LLC Agreement.

(a)The following definitions are added to Section 1.1A of the Second Amended and Restated LLC Agreement in alphabetical order:

“Amendment” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Amendment Effective Date” shall mean the effective date of the execution and delivery of the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC and the Redemption Agreement.

“Amendment Effective Date Percentage Interests” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“CalAtlantic” shall have the meaning provided in the Preamble to the First Amendment to Second

Exhibit 10.40

Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“LLC Agreement” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Redemption Agreement” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Remaining Member” or “Remaining Members” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Second Amended and Restated LLC Agreement” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Second Amended and Restated LLC Effective Date” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Withdrawal” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Withdrawing Member” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

(b)The following definitions shall replace the existing definitions in Section 1.1A of the Second Amended and Restated LLC Agreement as follows:

“Company” shall have the meaning provided in the Recitals to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Developer(s)” shall mean and be limited to, individually and collectively, Pardee and CalAtlantic. Pardee and CalAtlantic are sometimes each referred to as a “Developer”. SPIC shall not be deemed a “Developer” hereunder.

“Lewis” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Member(s)” shall mean and be limited to, collectively, Tejon, Pardee and CalAtlantic (on behalf of itself and SPIC).

“Pardee” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“SPIC” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Standard Pacific” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders,

Exhibit 10.40

LLC.

“Tejon” shall have the meaning provided in the Preamble to the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

(c)Defined terms and their corresponding definitions that are used in the Second Amended and Restated LLC Agreement, but which by virtue of the amended terms and conditions thereof pursuant to this Amendment are no longer used, shall be deemed deleted in their entirety from Section 1.1A of the Second Amended and Restated LLC Agreement.

4.Retention and Access to Books and Records. The Withdrawing Member and its representatives shall continue to have access to the books and records of the Company that are retained by or on behalf of the Company for the period on or prior to the Amendment Effective Date during normal business hours upon reasonable notice to Tejon. The Withdrawing Member may copy all or any part of the books and records for any purpose at its own expense.

5.Tax Allocation. Net Profits and Net Losses for the 2016 taxable year shall be allocated between the Withdrawing Member and the Remaining Members pursuant to a computation method that is in conformity with the methods prescribed by Section 706 of the Code and

Treasury Regulation Section 1.706-1(c)(2)(ii) as reasonably determined by the Executive Committee and reasonably approved by the Withdrawing Member.

6.Tax Returns. The Company shall deliver to the Withdrawing Member a copy of the Company's 2016 federal and state tax returns on the same date that such tax returns are distributed to the Remaining Members.

7.Full Force and Effect. The Second Amended and Restated LLC Agreement as amended by this Amendment shall remain in full force and effect. In the event of a conflict between this Amendment and the Second Amended and Restated LLC Agreement, this Amendment shall govern.

8.Multiple Counterparts and Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which will be considered an original and together will constitute one and the same agreement, binding upon all of the parties hereto. Signatures of the parties to this Amendment may be transmitted by facsimile or other electronic means and shall be treated as originals for all purposes.

9.Joint and Several Liability. Lewis and the Withdrawing Member shall be jointly and severally liable for the obligations of the Withdrawing Member under this Amendment.

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Exhibit 10.40

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed by a duly authorized officer as of the date first set forth above.
REMAINING MEMBERS: TEJON RANCH CORP,
a California corporation

By: /s/ Allen E. Lyda
Allen E. Lyda
Its: Executive Vice President and Chief Financial Officer

STANDARD PACIFIC INVESTMENT CORP.,
a Delaware corporation

By: /s/ Edward T. McKibbin
Name: Edward T. McKibbin
Its: Authorized Representative

By: /s/ Elliot Mann
Name: Elliot Mann
Its: Authorized Representative

PARDEE HOMES,
a California corporation

By: /s/ Thomas J. Mitchell
Thomas J. Mitchell
Its: President

By: /s/ Michael A.McMillen
Name: Michael A. McMillen
Its: Vice President

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Exhibit 10.40

CALATLANTIC GROUP, INC.,
a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation

By: /s/ Edward T. McKibbin
Name: Edward T. McKibbin
Its: Authorized Representative

By: /s/ Elliot Mann
Name: Elliot Mann
Its: Authorized Representative

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Exhibit 10.40

ACKNOWLEDGED AND AGREED TO BY THE WITHDRAWING MEMBER AND LEWIS:

LEWIS TEJON MEMBER, LLC,
a Delaware limited liability company

By: Lewis Management Corp., a Delaware corporation Its: Sole Manager

By: /s/ John M Goodman
John Goodman
its Executive Vice-President/CEO/CFO

LEWIS INVESTMENT COMPANY, LLC,
a California limited liability company

By: Lewis Management Corp., a Delaware corporation Its: Sole Manager

By:/s/ John M Goodman
John Goodman
its Executive Vice-President/CEO/CFO

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033187\8274011
[Acknowledgment and Agreement - First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial